March 16, 2006

Tom Vogel
Logan’s Roadhouse, Inc.
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204

Re: Employee Retention Agreement

Dear Tom:

The Board of Directors of Logan’s Roadhouse, Inc. or its successor (the “Company”) recognizes the contribution that you have made to the Company and wishes to ensure your continuing commitment to the Company and its business operations. Accordingly, in exchange for your continuing commitment to the Company, and your energetic focus on continually improving operations, the Company promises you the following benefits if your employment with the Company is terminated in certain circumstances:

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings which are equally applicable to both the singular and plural forms of the terms defined:

1.1 "Cause" means any one of the following:

(a) personal dishonesty;
(b) willful misconduct;
(c) breach of fiduciary duty; or
(d) conviction of any felony or crime involving moral turpitude.

1.2 "Change in Control" means: (a) that after the date of this Agreement, a person other than the Company’s parent corporation CBRL Group, Inc. (“CBRL”) or its subsidiaries becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding voting securities; (b) a merger or consolidation of the Company with a person other than CBRL or its subsidiaries; or (c) a sale of all or substantially all of the Company’s assets other than a sale-leaseback transaction after which the Company continues its operations under lease obligations in substantially all of the affected locations. Notwithstanding the foregoing, a transaction (e.g., a spin-off to the shareholders of CBRL, or a public offering of the Company’s securities) that results in the Company becoming subject to the reporting provisions of Section 13 or 15(d) of the Securities Exchange Act of 1934 shall not be deemed to constitute a “Change in Control” for purposes of this Agreement.

1.3 "Change in Control Period" means a one-year year period beginning the day after a Change in Control occurs.

1.4 "Change in Duties or Compensation" means any one of: (a) a material change in your duties and responsibilities for the Company (without your consent) from those duties and responsibilities for the Company in effect at the time a Change in Control occurs, which change results in the assignment of duties and responsibilities inferior to your duties and responsibilities at the time such Change in Control occurs (it being understood and acknowledged by you that a Change in Control that results in two persons of which you are one having similar or sharing duties and responsibilities shall not be a material change in your duties and responsibilities); (b) a reduction in your salary (or target bonus expressed as a percentage of salary) or a material change in benefits (excluding discretionary bonuses), from the salary and benefits in effect at the time a Change in Control occurs; or (c) a change in the location of your work assignment from your location at the time a Change in Control occurs to any other city or geographical location that is located further than 50 miles from that location.

2. TERMINATION OF EMPLOYMENT; SEVERANCE. Your immediate supervisor or the Company's Board of Directors may terminate your employment, with or without cause, at any time by giving you written notice of your termination, such termination of employment to be effective on the date specified in the notice. You also may terminate your employment with the Company at any time. The effective date of termination (the "Effective Date") shall be the last day of your employment with the Company, as specified in a notice by you, or if you are terminated by the Company, the date that is specified by the Company in its notice to you. The following subsections set forth your rights to severance in the event of the termination of your employment in certain circumstances by either the Company or you. Section 5 also sets forth certain restrictions on your activities if your employment with the Company is terminated, whether by the Company or you. That section shall survive any termination of this Agreement or your employment with the Company.

2.1 Termination by the Company for Cause. If you are terminated for Cause, the Company shall have no further obligation to you, and your participation in all of the Company's benefit plans and programs shall cease as of the Effective Date. In the event of a termination for Cause, you shall not be entitled to receive severance benefits described in Section 3.

2.2 Termination by the Company Without Cause Other Than During a Change in Control Period. If your employment with the Company is terminated by the Company without Cause at a time other than during a Change in Control Period, you shall be entitled to only those severance benefits provided by the Company's severance policy or policies then in effect. You shall not be entitled to receive benefits pursuant to Section 3 of this Agreement.

2.3 Termination by the Company Without Cause During a Change in Control Period. If your employment with the Company is terminated by the Company without Cause during a Change in Control Period, you shall be entitled to receive Benefits pursuant to Section 3.

2.4 Termination By You For Change in Duties or Compensation During a Change in Control Period. If during a Change in Control Period there occurs a Change in Duties or Compensation you may terminate your employment with the Company at any time within 30 days after the occurrence of the Change in Duties or Compensation, by giving to the Company not less than 120 nor more than 180 days notice of termination. During the notice period that you continue to work, any reduction in your Compensation will be restored. At the option of the Company, following receipt of this notice, it may: (a) change or cure, within 15 days, the condition that you claim has caused the Change in Duties or Compensation, in which case, your rights to terminate your employment with the Company pursuant to this Section 2.4 shall cease (unless there occurs thereafter another Change in Duties or Compensation) and you shall continue in the employment of the Company notwithstanding the notice that you have given; (b) allow you to continue your employment through the date that you have specified in your notice; or (c) immediately terminate your employment pursuant to Section 2.3. If you terminate your employment with the Company pursuant to this Section 2.4, you shall be entitled to receive Benefits pursuant to Section 3. Your failure to provide the notice required by this Section 2.4 shall result in you having no right to receive any further compensation from the Company except for any base salary or vacation earned but not paid, plus any bonus earned and accrued by the Company through the Effective Date.

3. SEVERANCE BENEFITS. If your employment with the Company is terminated as described in Section 2.3 or 2.4, you shall be entitled to the benefits specified in subsections 3.1 and 3.2 (the "Benefits") for the period of time set forth in the applicable section.

3.1 Lump Sum Payment. You will be paid a single lump sum payment in an amount equal to 2.99 times the average of the sum of your annual base salary and any bonus payments received by you during each of the Company’s 2004, 2005 and 2006 fiscal years. If the Effective Date occurs before you have received any 2006 bonus earned, your compensation for fiscal year 2006 shall be deemed to be the sum of base pay actually received through the Effective Date, plus the portion of any bonus earned through the Effective Date. (e.g., if the Effective Date is May 31, 2006, the fiscal year 2006 compensation will be 10-month salary received, plus 5/6 of the bonus that would have been due had you worked to the end of the fiscal year.) The determination of the amount of this payment shall be made by the Company's actuaries and benefit consultants in accordance with this section and, absent manifest error, shall be final, binding and conclusive upon you and the Company.

3.2 Continuation of Benefits. During the year following the Effective Date that results in benefits under this Article 3 (the “Severance Period”), you shall continue to receive the medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance benefits at the levels to which you were entitled on the day preceding the Effective Date, or reasonably equivalent benefits, if continuation is prohibited or limited by applicable law. In no event shall substitute plans, practices, policies and programs provide you with benefits which are less favorable, in the aggregate, than the most favorable of those plans, practices, policies and programs in effect for you at any time during the 120-day period immediately preceding the Effective Date. However, if you become reemployed with another employer and are eligible to receive medical or other welfare benefits under another employer-provided plan, these medical and other welfare benefits shall be secondary to those provided under that plan.

4. EFFECT OF TERMINATION ON STOCK OPTIONS AND RESTRICTED STOCK GRANTS. In the event of any termination of your employment, all options to purchase the common stock of CBRL (or its successor) or any restricted stock of CBRL (or its successor); (such options and/or restricted stock collectively referred to hereinafter as “CBRL Securities”) or any securities, including those of the Company, that may be issued in substitution therefor (“Substitute Securities”) held by you that are vested prior to the Effective Date shall be exercisable in accordance with their terms; all CBRL Securities or Substitute Securities held by you that are not vested prior to the Effective Date shall lapse and be void; however, if your employment with the Company is terminated as described in Sections 2.3 or 2.4, then, if the CBRL Securities provide for immediate vesting in the event of a Change in Control, the terms of the agreement governing those securities shall control. If your CBRL Securities do not provide for immediate vesting, you shall receive, within 30 days after the Effective Date, a lump sum cash distribution equal to: (a) the number of shares of CBRL Securities that are held by you that are not vested on the Effective Date multiplied by (b) the difference between: (i) the applicable closing price of such CBRL Securities, as the case may be, as of the day prior to the Effective Date (or, if the market is closed on that date, on the last preceding date on which the market was open for trading), and (ii) the applicable exercise price, if any, applicable to such CBRL Securities.

5. DISCLOSURE OF INFORMATION. You recognize and acknowledge that, as a result of your employment by the Company, you have or will become familiar with and acquire knowledge of confidential information and certain trade secrets that are valuable, special, and unique assets of the Company. You agree that all that confidential information and trade secrets are the property of the Company. Therefore, you agree that, for and during your employment with the Company and continuing following the termination of your employment for any reason, all confidential information and trade secrets shall be considered to be proprietary to the Company and kept as the private records of the Company and will not be divulged to any firm, individual, or institution, or used to the detriment of the Company. The parties agree that nothing in this Section 5 shall be construed as prohibiting the Company from pursuing any remedies available to it for any breach or threatened breach of this Section 5, including, without limitation, the recovery of damages from you or any person or entity acting in concert with you.

6. GENERAL PROVISIONS.

6.1 Other Plans. Nothing in this Agreement shall affect your rights during your employment to receive increases in compensation, responsibilities or duties or to participate in and receive benefits from any pension plan, benefit plan or profit sharing plans except plans which specifically address benefits of the type addressed in Sections 3 and 4 of this Agreement.

6.2 Death During Severance Period. If you die during the Severance Period, any Benefits remaining to be paid to you shall be paid to the beneficiary designated by you to receive those Benefits (or in the absence of designation, to your surviving spouse or next of kin).

6.3 Notices. Any notices to be given under this Agreement may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing on the first page of this Agreement (to the attention of the Secretary in the case of notices to the Company), but each party may change the delivery address by written notice in accordance with this Section 6.3. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of the second day following deposit in the United States Mail.

6.4 Entire Agreement. This Agreement supersedes all previous oral or written agreements, understandings or arrangements between the Company and you regarding a termination of your employment with the Company or a change in your status, scope or authority and the salary, benefits or other compensation that you receive from the Company as a result of the termination of your employment with the Company (the "Subject Matter"), all of which are wholly terminated and canceled. This Agreement contains all of the covenants and agreements between the parties with respect to the Subject Matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made with respect to the Subject Matter by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement. Any subsequent agreement relating to the Subject Matter or any modification of this Agreement will be effective only if it is in writing signed by the party against whom enforcement of the modification is sought.

6.5 Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, and it shall be enforced or challenged only in the courts of the State of Tennessee.

6.7 Waiver of Jury Trial. The Company and you expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, and agree that any such action or proceeding shall be tried before a court and not a jury. You irrevocably waive, to the fullest extent permitted by law, any objection that you may have now or hereafter to the specified venue of any such action or proceeding and any claim that any such action or proceeding has been brought in an inconvenient forum.

6.8 Miscellaneous. Failure or delay of either party to insist upon compliance with any provision of this Agreement will not operate as and is not to be construed to be a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with the provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement will not operate, and is not to be construed, as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances. You may not assign any of your rights under this Agreement. The rights and obligations of the Company under this Agreement shall benefit and bind the successors and assigns of the Company. The Company agrees that if it assigns this Agreement to any successor company, it will ensure that its terms are continued.

If all of the terms and conditions in this Agreement are agreed to by you, please signify your agreement by executing the enclosed duplicate of this letter and returning it to us. At the date of your return, this letter shall constitute a fully enforceable agreement between us.

LOGAN’S ROADHOUSE, INC.

By: _______________________________________

Title: ______________________________________

The foregoing is fully agreed to and accepted by:

Company Employee's Signature: ________________________

Please Print or Type Name: ___________________________

Please Print or Type Title: ____________________________